Exhibit 99.2

The tables below illustrate the estimated impact of the Restatement on the Company's consolidated financial statements, each as compared with the amounts presented in the original Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the Quarterly Report on Form 10-Q for the period ended March 31, 2015 previously filed with the Securities and Exchange Commission.

In summary, the Company will continue to account for GSE CRTs and Agency MBS IOs in its consolidated balance sheet in the revised line item “Mortgage-backed and credit risk transfer securities, at fair value.”  Changes in the fair value of the debt host contract of GSE CRTs will continue to be recorded as other comprehensive income in stockholders’ equity while changes in fair value of the embedded credit derivative component will be reclassified from other comprehensive income in stockholders’ equity to realized and unrealized gain (loss) on credit derivatives, net in the Company’s consolidated statements of operations.  In addition, interest income associated with the debt host contract of the GSE CRTs will remain in interest income while income associated with the embedded credit derivative will be reclassified from interest income to realized and unrealized gain (loss) on credit derivatives, net. With respect to Agency MBS IOs, changes in fair value of the entire security will be reclassified from other comprehensive income in stockholders’ equity to gain (loss) on investments, net in the Company’s consolidated statements of operations.

Balance Sheet Data

	March 31, 2015
In thousands	As Reported	Adjustment(1)	As Restated
Accumulated other comprehensive income (loss)	560,358	4,773	565,131
Retained earnings (distributions in excess of earnings)	(700,930)	(4,773)	(705,703)
Total stockholders' equity	2,678,228	—	2,678,228

(1)	Includes $5.0 million of unrealized loss resulting from GSE CRTs and $0.2 million of unrealized gain resulting from Agency MBS IOs.

	December 31, 2014
In thousands	As Reported	Adjustment(1)	As Restated
Accumulated other comprehensive income (loss)	404,559	20,033	424,592
Retained earnings (distributions in excess of earnings)	(612,821)	(20,033)	(632,854)
Total stockholders' equity	2,610,315	—	2,610,315

(1)	Includes $21.0 million of unrealized loss resulting from GSE CRTs and $1.0 million of unrealized gain resulting from Agency MBS IOs as of December 31, 2014.

	December 31, 2013
In thousands	As Reported	Adjustment(1)	As Restated
Accumulated other comprehensive income (loss)	(156,993)	(8,628)	(165,621)
Retained earnings (distributions in excess of earnings)	(155,957)	8,628	(147,329)
Total stockholders' equity	2,376,115	—	2,376,115

(1)	Includes $8.6 million of unrealized gain resulting from Agency MBS IOs as of December 31, 2013.

Exhibit 99.2

Statement of Operations Data

	Three Months Ended
	March 31, 2015
In thousands (except per share data)	As Reported	Adjustment	As Restated
Interest Income:
Mortgage-backed and credit risk transfer securities	141,018	(5,753)	135,265
Other income (loss):
Gain (loss) on investments, net	2,142	30	2,172
Realized and unrealized credit derivative income (loss), net	203	21,159	21,362
Net income (loss)	(27,296)	15,436	(11,860)
Net income (loss) attributable to non-controlling interest	(312)	176	(136)
Net income (loss) attributable to Invesco Mortgage Capital, Inc.	(26,984)	15,260	(11,724)
Net income (loss) attributable to common stockholders	(32,700)	15,260	(17,440)

Earnings per share:
Basic	(0.27)	0.13	(0.14)
Diluted	(0.27)	0.13	(0.14)

	Year Ended
	December 31, 2014
In thousands (except per share data)	As Reported	Adjustment	As Restated
Interest Income:
Mortgage-backed and credit risk transfer securities	596,357	(17,295)	579,062
Other income (loss):
Gain (loss) on investments, net	(79,430)	(7,738)	(87,168)
Realized and unrealized credit derivative income (loss), net	1,093	(3,959)	(2,866)
Net income (loss)	(201,746)	(28,992)	(230,738)
Net income (loss) attributable to non-controlling interest	(2,301)	(331)	(2,632)
Net income (loss) attributable to Invesco Mortgage Capital, Inc.	(199,445)	(28,661)	(228,106)
Net income (loss) attributable to common stockholders	(216,823)	(28,661)	(245,484)

Earnings per share:
Basic	(1.76)	(0.23)	(1.99)
Diluted	(1.76)	(0.23)	(1.99)

	Year Ended
	December 31, 2013
In thousands (except per share data)	As Reported	Adjustment	As Restated
Interest Income:
Mortgage-backed and credit risk transfer securities	646,787	—	646,787
Other income (loss):
Gain (loss) on investments, net	(199,449)	16,716	(182,733)
Realized and unrealized credit derivative income (loss), net	1,127	—	1,127
Net income (loss)	143,106	16,716	159,822
Net income (loss) attributable to non-controlling interest	1,486	181	1,667
Net income (loss) attributable to Invesco Mortgage Capital, Inc.	141,620	16,535	158,155
Net income (loss) attributable to common stockholders	130,769	16,535	147,304

Earnings per share:
Basic	0.99	0.12	1.11
Diluted	0.99	0.12	1.11

Exhibit 99.2

Statement of Comprehensive Income Data

	Three Months Ended
	March 31, 2015
In thousands	As Reported	Adjustment	As Restated
Net income (loss)	(27,296)	15,436	(11,860)
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities	140,598	(14,644)	125,954
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	(2,142)	(792)	(2,934)
Reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense	19,145	—	19,145
Total Other comprehensive income (loss)	157,601	(15,436)	142,165
Comprehensive income (loss)	130,305	—	130,305
Comprehensive income attributable to non-controlling interest	(1,490)	—	(1,490)
Dividends to preferred stockholders	(5,716)	—	(5,716)
Comprehensive income attributable to common stockholders	123,099	—	123,099

	Year Ended
	December 31, 2014
In thousands	As Reported	Adjustment	As Restated
Net income (loss)	(201,746)	(28,992)	(230,738)
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities	403,435	27,763	431,198
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	79,430	1,229	80,659
Reclassification of amortization of net deferred losses on de-designated interest rate swaps to repurchase agreements interest expense	85,176	—	85,176
Total Other comprehensive income (loss)	568,041	28,992	597,033
Comprehensive income (loss)	366,295	—	366,295
Comprehensive (income) loss attributable to non-controlling interest	(4,188)	—	(4,188)
Dividends to preferred stockholders	(17,378)	—	(17,378)
Comprehensive income (loss) attributable to common stockholders	344,729	—	344,729

	Year Ended
	December 31, 2013
In thousands	As Reported	Adjustment	As Restated
Net income (loss)	143,106	16,716	159,822
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities	(874,545)	(16,716)	(891,261)
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	199,449	—	199,449
Unrealized gain (loss) on derivative instruments	263,135	—	263,135
Reclassification of unrealized loss on derivative instruments to gain (loss) on derivatives, net	166,016	—	166,016
Total Other comprehensive income (loss)	(245,945)	(16,716)	(262,661)
Comprehensive income (loss)	(102,839)	—	(102,839)
Comprehensive (income) loss attributable to non-controlling interest	1,029	—	1,029
Dividends to preferred stockholders	(10,851)	—	(10,851)
Comprehensive income (loss) attributable to common stockholders	(112,661)	—	(112,661)

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